Exhibit 99.1
Telos Corporation Announces Substantial Progress on New Business Capture; Reports Fourth Quarter and Full Year 2023 Results Above Expectations
•Telos’ Prime Partners Received Awards on New Programs Worth up to $525 Million to Telos’ Security Solutions Business Over Five Years, Subject to Customary Protest Periods and Favorable Resolution of Protests
•Reports Fourth Quarter and Full Year 2023 Revenue, Profit, and Cash Flow Above Expectations
•Delivered Fourth Quarter Revenue of $41.1 Million and Full Year Revenue of $145.4 Million
•Generated Fourth Quarter Cash Flow From Operations of $5.0 Million and Full Year Cash Flow From Operations of $1.6 Million; Generated $1.8 Million of Positive Free Cash Flow in the Fourth Quarter
Ashburn, Virginia, March 15, 2024 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the fourth quarter 2023.
“I am pleased to announce that Telos’ prime partners have received awards on new programs that are worth up to $525 million to Telos over a five-year period, subject to favorable resolution of protests. These opportunities would add high-quality revenues to the Telos portfolio, providing a path to sequential revenue growth later in 2024 and significant revenue growth in 2025,” said John B. Wood, chairman and CEO. “I am proud of the Telos team’s ability to manage through a challenging 2023 and deliver better than expected results across the board and I am excited about the future outlook for the Company.”

Fourth Quarter 2023 Financial Highlights
	4Q 2023	4Q 2022
	(in millions, except per share data)
Revenue	$41.1	$47.3
Gross Profit	$14.1	$18.3
Gross Margin	34.3%	38.6%
Cash Gross Profit [1]	$15.6	$19.8
Cash Gross Margin [1]	38.0%	41.8%
GAAP Net Loss	$(7.0)	$(14.2)
Adjusted Net (Loss)/Income [1]	$(6.5)	$3.7
EBITDA[1]	$(5.1)	$(13.2)
Adjusted EBITDA[1]	$(3.2)	$5.4
Adjusted EBITDA Margin[1]	(7.8%)	11.4%
GAAP EPS	$(0.10)	$(0.21)
Adjusted EPS [1]	$(0.09)	$0.05
Weighted-average Shares of Common Stock Outstanding	69.8	67.3
Cash Flow from Operations	$5.0	$(3.6)
Free Cash Flow [1]	$1.8	$0.5
1 Cash Gross Profit, Cash Gross Margin, Adjusted Net (Loss)/Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

Selected Fourth Quarter Business Highlights:
•Telos’ prime partners received awards on new programs worth up to $525 million to Telos’ Security Solutions business over five years. Finalization of awards is subject to customary protest periods and favorable resolution of protests.
•Awarded Xacta® renewals include the U.S. Department of Energy and a large federal intelligence agency, as well as new orders and incremental scope on existing contracts from the U.S. Department of the Interior, U.S. Government Publishing Office, multiple other U.S. federal agencies, the Australian government and a large well-known commercial customer in the technology sector.
•Telos AMHS achieved several major contract renewals including with the U.S. Special Operations Command, Intelligence Community Defense Information Systems Agency and several other U.S. federal government customers.
•Successful delivery and completion of a global satellite communications solution for the U.S. Air Force in Secure Networks.
•Completed Capability Maturity Model Integration (CMMI®) Development Maturity Level 3 re-certification.

Financial Outlook
1Q 2024
Revenue	$28 - $29 Million
YoY Growth	(21%) - (18%)
Adjusted EBITDA[1]	($5.5) - ($5.0) Million
1Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.
This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.
Webcast Information
Telos will host a live webcast to discuss its fourth quarter and full year 2023 financial results at 8:30 a.m. Eastern Time today, March 15, 2024. To access the webcast, visit https://register.vevent.com/register/BI94c76586d2fc4af89e15cd30ebef71e1. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to Telos' results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted Earnings Per Share ("EPS"), Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net(Loss)/Income and Adjusted EPS provide the Board, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA and Adjusted EBITDA Margin are used by the Board and management to prepare and approve the Company’s annual budget and to evaluate the performance of certain management personnel when determining incentive compensation. Cash Gross Profit and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating performance and liquidity. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, Net Income/(Loss), Net Income/(Loss) Margin, Earnings per Share, Gross Profit, Gross Margin, or Net Cash Flows provided by/(used in) operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss)/income, adjusted for non-operating (income)/expense, interest expense, provision for/(benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense and restructuring expenses. The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Adjusted Net Income/(Loss) as net income/(loss), adjusted for non-operating (income)/expense, stock-based compensation expense and restructuring expenses. The Company defines Adjusted EPS as Adjusted Net Income/(Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Cash Gross Profit as gross profit, plus noncash charges for stock-based compensation expense, depreciation and amortization, as well as non-recurring items (such as restructuring expenses) charged under cost of sales. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. Free Cash Flow is defined as net cash provided by/(used in) operating activities, less purchases of property and equipment, and capitalized software development costs.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income/(Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin nor Free Cash Flow should be considered as a replacement for Gross Profit, Gross Margin, Net Income/ (Loss), Net Income/(Loss) Margin, Earnings per Share, or Net Cash Flows Provided by Operating Activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022

	(in thousands, except per share amounts)
Revenue – Security Solutions	$20,652	$30,276	$77,416	$120,454
Revenue – Secure Networks	20,407	17,067	67,962	96,433
Total revenue	41,059	47,343	145,378	216,887
Cost of sales – Security Solutions (excluding depreciation and amortization)	8,966	15,207	34,270	57,743
Cost of sales – Secure Networks (excluding depreciation and amortization)	16,752	13,647	54,622	79,308
Depreciation and amortization	1,253	191	3,544	793
Total cost of sales	26,971	29,045	92,436	137,844
Gross profit	14,088	18,298	52,942	79,043
Selling, general and administrative expenses:
Sales and marketing	1,958	3,547	7,122	16,582
Research and development	3,614	3,018	12,247	16,918
General and administrative	16,701	26,396	73,888	99,393
Total selling, general and administrative expenses	22,273	32,961	93,257	132,893
Operating loss	(8,185)	(14,663)	(40,315)	(53,850)
Other income	1,348	702	6,715	1,350
Interest expense	(175)	(316)	(786)	(874)
Loss before income taxes	(7,012)	(14,277)	(34,386)	(53,374)
(Provision for)/benefit from income taxes	32	79	(36)	(54)
Net loss	$(6,980)	$(14,198)	$(34,422)	$(53,428)

Net loss per share:
Basic	$(0.10)	$(0.21)	$(0.50)	$(0.79)
Diluted	$(0.10)	$(0.21)	$(0.50)	$(0.79)

Weighted-average shares outstanding:
Basic	69,832	67,313	69,256	67,559
Diluted	69,832	67,313	69,256	67,559

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022

	(in thousands, except per share and share data)
Assets:
Cash and cash equivalents	$99,260	$119,305
Accounts receivable, net	30,424	40,069
Inventories, net	1,420	2,877
Prepaid expenses	7,520	4,819
Other current assets	1,367	893
Total current assets	139,991	167,963
Property and equipment, net	3,457	4,787
Finance lease right-of-use assets, net	6,612	7,832
Operating lease right-of-use assets	216	341
Goodwill	17,922	17,922
Intangible assets, net	39,616	37,415
Other assets	885	1,137
Total assets	$208,699	$237,397
Liabilities and Stockholders' Equity:
Liabilities:
Accounts payable and other accrued liabilities	$13,750	$22,551
Accrued compensation and benefits	14,569	8,388
Contract liabilities	6,728	6,444
Finance lease obligations – current portion	1,730	1,592
Operating lease obligations – current portion	97	361
Other financing obligations – current portion	—	1,247
Other current liabilities	2,324	4,919
Total current liabilities	39,198	45,502
Finance lease obligations – non-current portion	9,518	11,248
Operating lease obligations – non-current portion	123	27
Other financing obligations – non-current portion	—	7,211
Deferred income taxes	813	758
Other liabilities	44	297
Total liabilities	49,696	65,043
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 70,239,890 shares 67,431,632 shares issued and outstanding as of December 31, 2023 and 2022, respectively	109	106
Additional paid-in capital	433,781	412,708
Accumulated other comprehensive loss	(60)	(55)
Accumulated deficit	(274,827)	(240,405)
Total stockholders' equity	159,003	172,354
Total liabilities and stockholders' equity	$208,699	$237,397

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Cash flows from operating activities:
Net loss	$(6,980)	(14,198)	$(34,422)	$(53,428)
Adjustments to reconcile net loss to cash flows from operations:		—
Stock-based compensation	1,934	15,817	24,396	64,660
Depreciation and amortization	3,093	1,463	9,429	5,890
Provision for doubtful accounts	24	2	152	99
Deferred income tax provision	18	10	55	35
Loss on disposal of fixed assets	1	2	2	4
Accretion of discount on acquisition holdback	—	12	2	48
Amortization of debt issuance costs	18	—	69	—
Gain on early extinguishment of other financing obligations	—	—	(1,427)	—
Changes in other operating assets and liabilities:
Accounts receivable	(5,024)	10,912	9,493	19,675
Inventories	(436)	1,799	1,457	(1,630)
Intangible assets – software held for resale	—	(7,120)	—	(7,120)
Prepaid expenses, other current assets and other assets	1,048	1,237	(3,058)	(1,249)
Accounts payable and other accrued payables	6,125	(14,957)	(8,817)	(12,322)
Accrued compensation and benefits	4,106	(688)	6,602	(317)
Contract liabilities	953	(508)	283	63
Other current liabilities and other liabilities	74	2,607	(2,629)	2,100
Net cash provided by/(used in) operating activities	4,954	(3,610)	1,587	16,508
Cash flows from investing activities:
Capitalized software development costs	(2,592)	(4,128)	(14,552)	(12,708)
Purchases of property and equipment	(576)	(194)	(926)	(1,009)
Net cash used in investing activities	(3,168)	(4,322)	(15,478)	(13,717)
Cash flows from financing activities:
Payments under finance lease obligations	(412)	(378)	(1,592)	(1,461)
Repurchase of common stock	—	(3,542)	(139)	(11,145)
Payment of tax withholding related to net share settlement of equity awards	(2,066)	(2,536)	(3,742)	(5,671)
Payments for debt issuance costs	—	(95)	(114)	(95)
Payments of DFT holdback amount	—	—	(564)	—
Proceeds from other financing obligations	—	9,092	—	9,092
Payments of other financing obligations	—	(635)	—	(635)
Net cash used in financing activities	(2,478)	1,906	(6,151)	(9,915)
Net change in cash, cash equivalents, and restricted cash	(692)	(6,026)	(20,042)	(7,124)
Cash, cash equivalents and restricted cash, beginning of period	100,088	125,464	119,438	126,562
Cash, cash equivalents and restricted cash, end of period	$99,396	$119,438	$99,396	$119,438

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023		2022		2023		2022
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(6,980)	(17.0)%	$(14,198)	(30.0)%	$(34,422)	(23.7)%	$(53,428)	(24.6)%
Other income	(1,348)	(3.2)%	(702)	(1.5)%	(6,715)	(4.6)%	(1,350)	(0.6)%
Interest expense	175	0.4%	316	0.7%	786	0.5%	874	0.4%
Provision for income taxes	(32)	(0.1)%	(79)	(0.2)%	36	—%	54	—%
Depreciation and amortization	3,093	7.5%	1,463	3.1%	9,429	6.5%	5,890	2.7%
EBITDA (Non-GAAP)	(5,092)	(12.4)%	(13,200)	(27.9)%	(30,886)	(21.3)%	(47,960)	(22.1)%
Stock-based compensation expense (1)	1,934	4.7%	15,817	33.4%	24,396	16.8%	64,660	29.8%
Restructuring expenses (2)	(65)	(0.1)%	2,767	5.9%	1,132	0.8%	2,767	1.3%
Adjusted EBITDA (Non-GAAP)	$(3,223)	(7.8)%	$5,384	11.4%	$(5,358)	(3.7)%	$19,467	9.0%
(1) The stock-based compensation adjustment to EBITDA is made up of stock-based compensation expense for the awarded restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”), stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $4.1 million and $22.9 million for the three and twelve months ended December 31, 2023, respectively, and $15.7 million and $62.5 million for the three and twelve months ended December 31, 2022, respectively. Stock-based compensation (adjustment)/expense from other sources was $(2.1) million and $1.5 million for the three and twelve months ended December 31, 2023, respectively, and $0.1 million and $2.1 million for the three and twelve months ended December 31, 2022, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss and GAAP EPS to Non-GAAP Adjusted Net (Loss)/Income and Adjusted EPS
	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023		2022		2023		2022
	Amount	Earnings Per Share	Amount	Earnings Per Share	Amount	Earnings Per Share	Amount	Earnings Per Share

	(in thousands, except per share data)
Net loss	$(6,980)	$(0.10)	$(14,198)	$(0.21)	$(34,422)	$(0.50)	$(53,428)	$(0.79)
Adjustments:
Other income	(1,348)	(0.02)	(702)	(0.01)	(6,715)	(0.10)	(1,350)	(0.02)
Stock-based compensation expense (1)	1,934	0.03	15,817	0.23	24,396	0.35	64,660	0.96
Restructuring expenses (2)	(65)	—	2,767	0.04	1,132	0.02	2,767	0.04
Adjusted net (loss)/income (Non-GAAP)	$(6,459)	$(0.09)	$3,684	$0.05	$(15,609)	$(0.23)	$12,649	$0.19
Weighted-average shares of common stock outstanding, basic	69,832		67,313		69,256		67,559
(1) The stock-based compensation adjustment to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $4.1 million and $22.9 million for the three and twelve months ended December 31, 2023, respectively, and $15.7 million and $62.5 million for the three and twelve months ended December 31, 2022, respectively. Stock-based compensation (adjustment)/expense from other sources was $(2.1) million and $1.5 million for the three and twelve months ended December 31, 2023, respectively, and $0.1 million and $2.1 million for the three and twelve months ended December 31, 2022, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net (Loss)/Income.
(2) The restructuring expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Gross Profit to Cash Gross Profit; Gross Margin to Cash Gross Margin
	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023		2022		2023		2022
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$14,088	34.3%	$18,298	38.6%	$52,942	36.4%	$79,043	36.4%
Adjustments:
Stock-based compensation expense — cost of sales	276	0.7%	699	1.5%	900	0.6%	3,497	1.6%
Depreciation and amortization — cost of sales	1,253	3.0%	191	0.4%	3,544	2.5%	793	0.4%
Restructuring expenses — cost of sales	—	—%	578	1.3%	—	—%	578	0.3%
Cash gross profit (Non-GAAP)	$15,617	38.0%	$19,766	41.8%	$57,386	39.5%	$83,911	38.7%

Free Cash Flow
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022

	(in thousands)
Net cash flows provided by/(used in) operating activities	$4,954	$(3,610)	$1,587	$16,508
Adjustments:
Purchases of property and equipment	(576)	(194)	(926)	(1,009)
Capitalized software development costs	(2,592)	(4,128)	(14,552)	(12,708)
Net cash proceeds from resale of software	—	8,457	—	8,457
Free cash flow (Non-GAAP)	$1,786	$525	$(13,891)	$11,248